CLIFFS

Cliffs Corporate Announcement
All Salaried Employees

Message from James Graham
Notice of Annual Meeting of Shareholders

Cliffs will be holding its Annual General Meeting of Shareholders on Tuesday, July 29, 2014. If you are a shareholder of the Company's common shares and/or mandatory convertible preferred stock, you are entitled to vote. If your shares are held through a personal account with a broker, bank, depositary, trustee or other nominee, most likely you have been contacted by them or by D.F. King & Co., Inc., our proxy voting administrator, regarding your vote. If you are a shareholder in your own name then you should have received proxy materials and WHITE proxy card directly with instructions on how to vote your shares. This information will contain your control number, which you will need to vote online or by telephone.

Shareholders as of the record date owning shares in their own name (June 2, 2014) are entitled to vote by:

- Internet at www.firstcoastresults.com/cliffs
- Telephone at 800-223-9672
- Mailing their completed WHITE proxy card in the prepaid and addressed envelope provided
- Attending the 2014 Annual General Meeting in person

Shareholders as of the record date owning shares through a bank, broker, depositary or other nominee (June 2, 2014) are entitled to vote by:

- Internet at www.proxyvote.com
- Telephone at 800-454-8683
- Mailing their completed WHITE voting instruction form in the prepaid and addressed envelope provided
- Requesting a legal proxy from their bank, broker, depositary or other nominee and attending the 2014 Annual Meeting in person

We urge you to read the Proxy Statement and give each of the proposals set forth therein your careful attention. Your vote is very important to Cliffs and to our business, regardless of the number of shares you own. We encourage you to promptly submit your vote on the WHITE proxy card by **July 28, 2014** to ensure that your shares will be represented at the 2014 Annual General Meeting. We strongly urge you not to sign or return any gold proxy card sent to you by or on behalf of Casablanca. Visit the Annual General Meeting section on the Cliffs Natural Resources website for proxy information, http://www.cliffsnr.com/annualmeeting. Visit this site also to view Frequently Asked Questions about the meeting and voting.

If you have not received your WHITE proxy card or voting instruction form and control number, please contact your bank, broker, depositary or other nominee. If you have any questions or need assistance voting, please contact our proxy voting administrator, D.F. King & Co. Inc., toll free at (800) 487-4870 or email at cliffs@dfking.com

Sincerely,

James Graham
Vice President, Chief Legal Officer & Secretary

Important Additional Information

Cliffs, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Cliffs' shareholders in connection with the matters to be considered at Cliffs' 2014 Annual Meeting. Cliffs filed a definitive proxy statement with the SEC on June 10, 2014 in connection with any such solicitation of proxies from Cliffs' shareholders. CLIFFS' SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Cliffs' directors and executive officers in Cliffs' shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Cliffs' 2014 Annual Meeting. Information can also be found in Cliffs' Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 14, 2014, as amended and filed with the SEC on April 30, 2014, and Cliffs' definitive proxy statement on Schedule 14A, filed with the SEC on June 10, 2014. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by Cliffs with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Cliffs' website at www.cliffsnr.com or by contacting James Graham, Vice President, Chief Legal Officer & Secretary at (216) 694-5504. Shareholders may also contact D.F. King & Co., Inc., Cliffs' proxy solicitor, toll-free at (800) 487-4870 or by email at cliffs@dfking.com.